THE DEAN FAMILY OF FUNDS
                      DIRECTORS DEFERRED COMPENSATION PLAN

The Dean Family of Funds hereby establishes as of the Effective Date, The Dean Family of Funds ("DFF") Directors Deferred Compensation Plan ("Plan") for the purpose of inducing the service or encouraging the continued service of the members of its Board of Directors, in order that the interests of DFF may be advanced. The Plan is intended to constitute a plan maintained for the benefit of a select group of management or highly compensated employees for the purposes of Tile I of the Employee Retirement Income Security Act of 1974.


1. DEFINITIONS. Unless otherwise required by the context, for the purposes of this Plan, the following words and phrases shall have the meanings indicated.

         (a) "Account" shall mean the account maintained for a Participant under the terms of the Plan, which represents the amount accrued for the Participant under the Plan.

         (b) "DFF" shall mean The Dean Family of Funds or any successor entity.

         (c) "Beneficiary" shall mean the person or entities designated by the Participant in a Notice to receive any amount payable to the Participant upon his death.

         (d)      "Board" shall mean the Board of Directors of DFF.

         (e)      "Director" shall mean a member of the Board.

         (f)      "Effective Date" shall mean March 17, 1997.

         (g) "Election Date" shall mean, for the first calendar year in which the Plan is in effect, the Effective Date. For subsequent calendar years, "Election Date" shall mean January 1.

         (h) "Fees" shall include all compensation as fixed and determined by the Board which is payable to a Director for attendance at meetings, whether regular or special, of the Board, and any committees which have been established or in the future may be established by the Board.

         (i) "Notice" shall mean an election to participate in the Plan, in the form prescribed herein.

         (j) "Participant" shall mean a Director who elects to participate in the Plan by filing a Notice.

         (k) "Plan" shall mean The Dean Family of Funds Deferred Compensation Plan, as amended from time to time.

         (l)      "Trust Fund" shall mean the trust fund described in
                  Section 4.

         (m) "Valuation Date" shall mean, for each Participant, the last day of each calendar year, the last day of the month during which the Participant separates from service for any reason, and such other dates designated as Valuation Dates by the Board.

         (n) "Unforeseeable Emergency" shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if early withdrawal were not permitted.

2. PARTICIPATION. Any Director may elect to become a Participant by filing a Notice with the DFF in the manner described herein.

3.       DEFERRED FEES.

         (a) By filing a Notice, a Participant may elect to defer the receipt of the Fees otherwise payable to him by the DFF in any calendar year.

         (b) Any Fees deferred pursuant to this section shall be recorded by the DFF in an Account maintained in the name of the Participant. A Participant's Account shall be credited on each date of payment of Fees, in accordance with the DFF's normal practices, with a dollar amount equal to the amount of the payment deferred in accordance with the Participant's Notice.

4. TRUST FUND. The DFF will establish a Trust Fund which will consist of assets which the DFF may use to offset its liability for payments due to Participants under the Plan. The Trust Fund shall substantially comply with the terms of the model trust contained in Internal Revenue Service Revenue Procedure 92-64, or its successor. The Trust Fund will, at all times, be subject to the claims of judgment creditors of the DFF and will otherwise be on such terms and conditions as will prevent taxation to Participants and Beneficiaries of any amounts held in the Trust Fund or credited to Participant's Accounts prior to the time payments are made to them. Participants have the status of general unsecured creditors of the DFF. Rights to payments to Participants and their Beneficiaries will be governed by the terms of the Plan and will not be limited to assets held in the Trust Fund. The Plan constitutes a mere promise by the DFF to make benefit payments in the future. It is the intention of the DFF and the Participants that the Plan be unfunded for purposes of the Internal Revenue Code of 1986 and Title I of ERISA. As soon as practicable after the end of each Valuation Date (or more frequent intervals elected by the Board), the DFF will contribute to the Trust Fund an amount equal to the total Fees deferred by Participants since the most recent such contribution.

5.       INVESTMENT OF ACCOUNTS.

         (a) On each Valuation Date, earnings shall be credited to the portion of each Account which has not yet been deemed invested in accordance with Section 5(b) hereof, at the rate from time to time payable on funds on deposit in such money market or other cash equivalent account as may be designated from time to time by the Board.

         (b) As of each Valuation Date, the DFF shall furnish each Participant with a statement of the amount credited to his Account, including contributions, interest and dividends credited to the Account, and distributions made from the Account since the previous Valuation Date.

6.       DISTRIBUTION.

         (a) Upon the earliest of (i) the termination for any reason of the services of the Participant as a Director of the DFF or, (ii) at the discretion of the Board, upon the occurrence of an Unforeseeable Emergency, the Participant (or, in the event of the Participant's death, the Participant's Beneficiary) will be entitled to receive a distribution equal to the balance allocated to the Participant Account, determined as of the preceding Valuation Date, but in no event until such Director or former director has attained age 72. Such a distribution shall be made in the manner specified in subsection (b).

         (b) The Trustee (or, if so directed by the DFF, the Trust Fund,) will distribute the amount credited to a Participant's Account in one of the following forms as elected by the Participant in the Notice:

                  (1) in a single lump sum payment allocated to the Account; or

                  (2) in quarterly installments payable over a period which may not exceed the lesser of ten years or the number of full calendar years during which the Director was a Participant, provided, however that the minimum annual installment shall not be less than $1,000.

                  If a Participant's Account is distributed in installments, the installment distributed immediately following each Valuation Date shall include interest or dividends on the Account credited as of such Valuation Date.

         (c) Distribution of a Participant's Account pursuant to this section shall be made or shall commence as of the first day of the month next following the date on which the Participant's Account becomes payable.

7. TERMS OF NOTICE. A Notice shall be made in writing, signed by the Participant, and delivered to the DFF prior to the Election Date. Such Notice (and any subsequent Notice) will continue in effect until revoked or modified in a subsequent Notice delivered by the Participant to the DFF. Any such subsequent Notice shall apply only to Fees otherwise payable to the Participant after the applicable Election Date. Any Notice made by the Participant shall be irrevocable with respect to any Fees covered by such Notice, including the Fees payable in the calendar year in which the Notice is delivered to the Bank.

8. PARTICIPANT'S RIGHTS UNSECURED. The right of the Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the DFF, and neither the Participant nor his Beneficiary shall have any rights in or against the Trust Fund, any amount credited to his Account or any other specific assets of the DFF. All amounts credited to an Account shall constitute general assets of the DFF and may be disposed of by the DFF at such time and for such purposes as it may deem appropriate.

9. AMENDMENTS TO THE PLAN. The DFF may amend or terminate the Plan at any time, without the consent of any Participant or Beneficiary. Provided, however, that no amendment or termination of the Plan shall divest any Participant or Beneficiary of his contractual right to receive the amounts credited to his Account as of the date of such amendment or termination.

10.      EXPENSES.  Costs of administration of the Plan will be paid by the DFF.

11. NOTICES. Any Notice or other election required or permitted to be given hereunder shall be in writing and shall be deemed to have been filed
         (i) on the date it is personally delivered to Frank H. Scott, the Administrator of the Plan of the DFF; or (ii) three business days after it is sent by registered or certified mail, addressed to such Administrator at 2480 Kettering Tower, Dayton, Ohio 45402.

12. NO GUARANTEE. No Director shall have any rights whatsoever against the DFF as a result of this agreement except those expressly granted hereunder. Nothing herein shall be construed to grant any Participant the right to remain a Director.

13. GENDER AND NUMBER. Pronouns and other similar words used in the masculine gender shall be read as the feminine gender where appropriate and the singular form of words shall be read as the plural where appropriate.

14. GOVERNING LAW. Except as otherwise required by law, the validity, construction and administration of this Plan shall be determined under the laws of the State of Ohio.

15. FUNDS AND INTEREST NONASSIGNABLE. Benefits payable to Plan Participants and their Beneficiaries under this Plan may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered, or subjected to attachment, garnishment, levy, execution or other legal or equitable process.


Executed on behalf of the DFF by its duly authorized officer as of this 15th day of April, 1997.


                                     THE DEAN FAMILY OF FUNDS



                                     By: /S/ FRANK H. SCOTT


                                     Title: PRESIDENT

                            THE DEAN FAMILY OF FUNDS
                      DIRECTORS DEFERRED COMPENSATION PLAN

             NOTICE OF ELECTION OF PARTICIPANT TO DEFER COMPENSATION
                               FOR A CALENDAR YEAR



Pursuant to the terms of The Dean Family of Funds Directors Deferred Compensation Plan (the "Plan"), I hereby elect to defer the receipt of 100% of the compensation earned by me in connection with the performance of my services as a Director of The Dean Family of Funds for the __________ calendar year and for each subsequent calendar year until this election is revoked. I hereby revoke any prior election to make contributions to the Plan.




                                           ----------------------------
                                           Participant Name (Print)


                                           ----------------------------
                                           Signature


                                           ----------------------------
                                           Dated

                            THE DEAN FAMILY OF FUNDS
                      DIRECTORS DEFERRED COMPENSATION PLAN


                             BENEFICIARY DESIGNATION



Pursuant to the terms of The Dean Family of Funds Directors. Deferred Compensation Plan (the "Plan"), I hereby designate the persons or entities named below as Beneficiary of any amounts payable to me under the Plan which have not been paid to me at the date of my death.

         ---------------------------------------------------

         ---------------------------------------------------


I hereby revoke any prior designation of Beneficiary made by me with respect to the Plan.


                                             --------------------------
                                             Participant Name (Print)


                                             --------------------------
                                             Signature


                                             --------------------------
                                             Dated

                            THE DEAN FAMILY OF FUNDS
                      DIRECTORS DEFERRED COMPENSATION PLAN

                           ELECTION OF PAYMENT METHOD


Pursuant to the terms of The Dean Family of Funds Directors Deferred Compensation Plan (the "Plan"), I hereby request that payment of my Account balance under the terms of the Plan be made in the following form:

         _____ 1) a single lump sum payment
         _____ 2) in annual installments over a period of ten years



I acknowledge that this election is irrevocable with respect to the amounts credited to my Account balance for the current calendar year and for each subsequent calendar year until this election is revoked.



                                               --------------------------
                                               Participant Name (Print)


                                               --------------------------
                                               Signature


                                               --------------------------
                                               Dated

                            THE DEAN FAMILY OF FUNDS

                   DIRECTORS DEFERRED COMPENSATION PLAN TRUST


         THIS TRUST INDENTURE, made this 1st day of May, 1997, by and between The Dean Family of Funds (hereinafter referred to as the "Grantor"), and James
H. Stethem with his office and principal place of business located at 1900 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202 (hereinafter referred to as the "Trustee")

         WITNESSETH THAT

         WHEREAS, Grantor has established an unfunded deferred compensation plan for its directors entitled "The Dean Family of Funds Directors Deferred Compensation Plan" (hereinafter "Plan"); and

         WHEREAS, Grantor wishes to establish a trust (hereinafter called "Trust") for such purposes and to contribute to the Trust cash or other property that shall be held therein and may be used to purchase The Dean Family of Funds mutual funds (hereinafter "Fund"), subject to the claims of Grantor's creditors in the event of Grantor's insolvency, as herein defined, until transferred to Plan participants and their beneficiaries in such manner and at such times as specified in the Plan; and

         WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title I of the Employee Retirement Income Security Act of 1974; and

         WHEREAS, it is the intention of Grantor to make contributions to the Trust to provide itself with a source of funds to assist it in the meeting of its liabilities under the Plan.

         NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

         SECTION 1.  ESTABLISHMENT OF TRUST

         (a) Grantor hereby deposits with Trustee in trust the property described on attached Exhibit A, which, together with subsequent contributions thereto, shall become the principal of the trust estate to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

         (b)      The Trust shall be irrevocable.

         (c) The Trust is intended to be a grantor trust of which Grantor is the grantor to the extent of the contributions made by each such entity, and the stock held for the benefit of Grantor proportionately, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

         (d) The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of Grantor and shall be used exclusively for the uses and purposes of Plan participants and general creditors as herein set forth. Plan participants and their beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust shall be mere unsecured contractual rights of Plan participants and their beneficiaries against Grantor. Any assets held by the Trust will be subject to the claims of Grantor's general creditors in the event of Insolvency, as defined in Section 3(a) herein.

         (e) Grantor in its sole discretion may at any time, or from time to time, make additional deposits of cash or other property in trust with Trustee to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan participant or beneficiary shall have any right to compel such additional deposits.

         SECTION 2.  PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

         (a) Grantor shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan participant (and his or her beneficiaries), that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, Trustee shall make payments to the Plan participants and their beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by Grantor.

         (b) The entitlement of a Plan participant or his or her beneficiaries to benefits under the Plan shall be determined by Grantor or such party as it shall designate under the Plan, and any claim for such benefits shall be considered and reviewed under the procedures set out in the Plan.

         (c) Grantor may make payment of benefits directly to Plan participants or their beneficiaries as they become due under the terms of the Plan. Grantor shall notify Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to participants or their beneficiaries. In addition, if the principal of the Trust and any earnings thereon are not sufficient to make payments of benefits in accordance with the terms of the Plan, Grantor shall make the balance of each such payment as it falls due. Trust shall notify Grantor where principal and earnings are not sufficient.

         SECTION 3.  TRUSTEE RESPONSIBILITY REGARDING PAYMENTS TO
                     TRUST BENEFICIARY WHEN GRANTOR IS INSOLVENT.

         (a) Trustee shall cease payment of Benefits to Plan participants and their beneficiaries if Grantor is insolvent. Grantor shall be considered "insolvent" for purposes of this Trust Agreement if (i) Grantor is unable to pay its debts as they become due, or (ii) Grantor is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

         (b) At all times during the continuance of this Trust, as provided in
Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of Grantor.

                  (1) The Board of Directors and the Chief Executive Officer of Grantor shall have the duty to inform Trustee in writing of Grantor's insolvency. If a person claiming to be a creditor of Grantor alleges in writing to Trustee that Grantor has become insolvent, Trustee shall determine whether Grantor is insolvent and, pending such determination, Trustee shall discontinue payment of benefits to Grantor's Plan participants or their beneficiaries.

                  (2) Unless Trustee has actual knowledge of Grantor's insolvency or has received notice from Grantor or a person claiming to be a creditor alleging that Grantor is insolvent, Trustee shall have no duty to inquire whether Grantor is insolvent. Trustee may in all events rely on such evidence concerning Grantor's solvency as may be furnished to Trustee that provides Trustee with a reasonable basis for making a determination concerning Grantor's solvency.

                  (3) If at any time Trustee has determined that Grantor is insolvent, Trustee shall discontinue payments to Grantor's Plan participants or their beneficiaries and shall hold the assets of the account for Grantor in the Trust for the benefit of Grantor's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan participants or their beneficiaries to pursue their rights as general creditors of Grantor with respect to benefits due under the Plan or otherwise.

                  (4) Trustee shall resume the payment of benefits to Plan participants or their beneficiaries in accordance with Section 2 of this Trust Agreement only after Trustee has determined that Grantor is not insolvent (or is no longer insolvent).

         (c) Provided that there are sufficient assets, if Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan participants or their beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan participants or their beneficiaries by Grantor in lieu of the payments provided for hereunder during any such period of discontinuance.

         SECTION 4. PAYMENTS TO GRANTOR. Grantor shall have no right or power to direct Trustee to return to Grantor or to divert to others any of the Trust assets before all payment of benefits has been made to Plan participants and their beneficiaries pursuant to the terms of the Plan.

         SECTION 5.  INVESTMENT AUTHORITY.

         (a) Trustee must invest solely in the family of mutual funds of the Grantor. In addition, Trustee may temporarily deposit any cash balance held by it in a depository account of a commercial bank the deposits of which are insured by the Federal Deposit Insurance Corporation. All rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee and shall in no event be exercised by or rest with Plan participants, except that voting rights with respect to Trust assets will be exercised by Grantor.

         (b) Grantor shall have the right at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust with the family of mutual funds of Grantor. This right is exercisable by Grantor in a non-fiduciary capacity without the approval or consent of any person in a fiduciary capacity.

         SECTION 6. DISPOSITION OF INCOME During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

         SECTION 7. ACCOUNTING BY TRUSTEE Trustee shall keep accurate and detailed reports of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Grantor and Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of Trustee, Trustee shall deliver to Grantor a written account if its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation setting forth all investments, receipts, disbursements and other transactions affected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. Separate accounts shall be made for each participating entity and the contributions and investments therefrom shall not be commingled.

         SECTION 8. RESPONSIBILITY OF TRUSTEE.

         (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Grantor which is contemplated by and in conformity with the terms of the Plan or this Trust and is given in writing by Grantor. In the event of a dispute between Grantor and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

         (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Grantor agrees to indemnify Trustee against Trustee's costs, expenses and liabilities (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If Grantor does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

         (c) Trustee may consult with legal counsel (who may also be counsel for Grantor generally) with respect to any of its duties or obligations hereunder.

         (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

         (e) Trustee shall have, without exclusion, all powers conferred on Trustees by applicable law unless expressly provided otherwise herein; provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary or the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

         (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

         SECTION 9.  COMPENSATION AND EXPENSES OF TRUSTEES.
Grantor shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

         SECTION 10. RESIGNATION AND REMOVAL OF TRUSTEE.

         (a) Trustee may resign at any time by written notice to Grantor which shall be effective 60 days after receipt of such notice unless Grantor and Trustee agree otherwise.

         (b) Trustee may be removed by Grantor on 60 days notice or upon shorter notice accepted by Trustee.

         (c) Upon resignation or removal of Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within 60 days after receipt of notice of resignation, removal or transfer, unless Grantor extends the time limit.

         (d) If Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this section. If no such appointment has been made, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instruction. All expenses of Trustee in connection with the proceeding shall be allowable as administrative expenses of the Trust.

         SECTION 11. APPOINTMENT OF SUCCESSOR.

         (a) If Trustee resigns or is removed in accordance with Section 10(a) and (b) hereof, Grantor may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law as a successor to replace Trustee upon resignation or removal. Any successor Trustee appointed under this section must be independent or not affiliated in any manner with Grantor. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by Grantor or the successor Trustee to evidence the Transfer.

         (b) The successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and Grantor shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it becomes successor Trustee.

         SECTION 12. AMENDMENT OR TERMINATION.

         (a) This Trust Agreement may be amended by a written instrument executed by Trustee and Grantor. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan, or shall make the Trust revocable after it has become irrevocable in accordance with Section 1(b) hereof.

         (b) The Trust shall not terminate until the date on which Plan participants and their beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to Grantor as reflected in their separate accounts in the Trust.

         (c) Upon written approval of participants or beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, Grantor may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to Grantor as reflected in their separate accounts.

         SECTION 13. MISCELLANEOUS

         (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition without invalidating the remaining provisions hereof.

         (b) Benefits payable to Plan participants and their beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Ohio.

         SECTION 14. EFFECTIVE DATE. The effective date of this Trust Agreement shall be the date hereof.


         WITNESS the following signatures:


                                                   GRANTOR

                                                   THE DEAN FAMILY OF FUNDS

                                                   By: /S/ FRANK H. SCOTT

                                                   Its: PRESIDENT


                                                   TRUSTEE

                                                   By:_____________________

                                    EXHIBIT A

                           TO THE DEAN FAMILY OF FUNDS

                   DIRECTORS DEFERRED COMPENSATION PLAN TRUST










         Property deposited in trust: One Dollar ($1.00) and other good and valuable consideration.


         Received by the undersigned, as Trustee under The Dean Family of Funds Directors Deferred Compensation Plan Trust, on this _____ day of
______________________, 1997.



                                                     TRUSTEE


                                                     By:_____________________

                 ALTERNATIVE REPORTING AND DISCLOSURE STATEMENT

                FOR PENSION PLANS FOR CERTAIN SELECTED EMPLOYEES

To the Secretary of Labor:

         In compliance with the requirements of the alternative method of reporting and disclosure under Part 1 of Title I of the Employees Retirement Income Security Act of 1974 for unfunded or insured pension plans for a select group of management or highly compensated employees, specified in Department of Labor Regulations C.F.R. ss.2520.104-23, the following information is provided by the undersigned employer.

         Name and Address of Employer:          THE DEAN FAMILY OF FUNDS

                                                _________________________

                                                _________________________

                                                _________________________

         Employer Identification Number:        _________________________

         The Dean Family of Funds maintains a plan (or plans) primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees.

Number of Plans and
Participants in Each
Plan: __________ Plan covering ____ Employees (or __________ Plans covering _____ ______and
                                    __________ Employees, respectively)

         Dated April 15, 1997.

                                               The Dean Family of Funds

                                               By: /S/ FRANK H. SCOTT

                                               Title: PRESIDENT


                          This form should be maid to:

                             Top Hat Plan Exemption
                             Pension and Welfare Benefits Administration
                             Room N-5644
                             U.S. Department of Labor
                             200 Constitution Avenue, NW
                             Washington, DC 20210

                  (Send certified mail to evidence filing requirement satisfied)